Exhibit 10.3

RealTime Access

                        EXCLUSIVE DISTRIBUTOR AGREEMENT

This Exclusive DISTRIBUTOR Agreement is hereby entered into and is effective as of September 1, 2001. by and between RealTime Access, Inc., a California Corporation, with its principal offices located in Livermore, California (hereinafter referred to as "SELLER") and Distinctive Devices, Inc,, a New York corporation, with its principal offices located in Fort Lee, New Jersey. (Hereinafter "DISTRIBUTOR"). Now, therefore, in. consideration of the covenants and conditions herein, the parties agree as follows:

1.  Definitions

    1.1 Products: The term "Products" shall mean all SELLER equipment, services or licenses as listed in Appendix A.

    1.2 Exclusive Distributor Agreement: The term "Exclusive Distributor Agreement" shall mean that, during the term of this agreement DISTRIBUTOR will not sell Products, which compete, with SELLER's Products and, so long as DISTRIBUTOR meets the field trial and sales volume commit tents of Section 6.7 and Section 23 herein respectively, SELLER will sell its Products in. the territories (as listed in Appendix F) only through DISTRIBUTOR. Both parties to this Agreement acknowledge the need for a close working relationship, including the exchange of market information and pursuit of business opportunities of mutual interest. Both parties commit to the support of this relationship.

    1.3 Territory: The term "territory" shall mean the countries listed in Appendix F.

2.0 Term of Agreement

    The Agreement is for a term of two (2) years from the effective date unless terminated earlier as described in Section 13, Termination of agreement, is automatically renewable under the terms and conditions of this Agreement for successive one-year terms. In addition, SELLER and DISTRIBUTOR shall agree to a mutual written agreement of minimum sales volume for successive years. If the parties continue to do business with one another after the expiration of this Agreement, the relevant terms of this Agreement will continue to govern the relationship, and in this cask the relationship may be terminated unilaterally by the DISTRIBUTOR merely by ceasing to do business with the Following any termination of the Agreement, DISTRIBUTOR shall not have any right to continue as DISTRIBUTOR of SELLER's Products regardless of any undocumented continuation of this Agreement nor shall DISTRIBUTOR be entitled to any compensation in connection with such termination.

In the event that at the termination date potential business opportunities exist as result of DISTRIBUTORS marketing efforts, a six month grace period will be allowed for these opportunities to be realized. 1f at the end of the six-month grace period no sales have resulted, SELLER can appoint another distributor to handle accounts, in which case DISTRIBUTOR shall not be entitled to any compensation. DISTRIBUTOR can continue to do business with the SELLER, with their written authorization.

3. SELLER's Product

DISTRIBUTOR shall purchase from SELLER the Products described in Appendix A of this Agreement, and optionally, from time to time, Products not described in Appendix A of this Agreement which shall be designated as Custom Products.

Any update, enhancement, or improvement of a Product made generally available by the SELLER ox any new Product similar in function to any Product already set forth in Appendix A shall be added to Appendix A as a new Product. SELLER reserves the right to discontinue any Product by giving DISTRIBUTOR 180 days notice. Other new Products as developed by SELLER may be offered to DISTRIBUTOR at SELLER's option and may be added to the Products.

4. Prices

    4.1 Purchase Prices. DISTRIBUTOR's Purchase Prices for Product under this Agreement will be based on List Prices shown in Appendix A of this Agreement. SELLER may change List Prices after notifying DISTRIBUTOR in writing at least ninety (90) days prior to the effective date of the price change. Prices for Custom Products shall be negotiated.

    4.2 Discount. DISTRIBUTOR's discount applicable to prices shown in Appendix A is shown in Appendix B of this Agreement.

5. Orders and Lead Times

    5.1 Orders. All orders placed by DISTRIBUTOR with SELLER will be subject to the terms of this Agreement. Unless expressly agreed by both parties in writing, the terms of this Agreement shall take precedence over any language included on any orders or acknowledgments.

    5.2 Lead Times: Products ordered by DLSTRIBUTOR shall be shipped on the date requested provided that this date is consistent with applicable lead times given on Order Acknowledgment. Orders which request shorter lead times will be filled on a best efforts basis. Within 5 days of receipt of DISTRIBUTOR's order for Products, SELLER will respond with an Order Acknowledgment accepting or modifying DISTRIBUTOR's required quantities or delivery dates.

    5.3 Title: Title shall pass to DISTRIBUTOR upon SELLER's release of Product to the carrier for shipment to DISTRIBUTOR,

    5.4 Payment: SELLER reserves the right to establish credit terms. Initial orders will be shipped under payment terms of 45 days net from date of shipment and will be changed to 60 days net when DISTRIBUTOR's credit record has been established.

    5.5 Shipping: SELLER shall ship as specified on DISTRIBUTOR's purchase orders. Shipment shall be F.O.B. SELLER's Livermore, California facility, freight prepaid and invoiced to DISTRIBL70R at actual rates. All Duty charges are responsibility of DISTRIBUTOR Insurance coverage can be provided upon request by DISTRIBUTOR when placing DISTRIBUTOR's Purchase Order at DISTRIBUTORS expense.

    5.6 Cancellation: DISTRIBUTOR may cancel, in writing, any purchase orders prior to shipment of Products. If orders are canceled within 90 days of scheduled shipment the DISTRIBUTOR will pay cancellation charges as shown In Appendix C. DISTRIBUTOR may cancel, in writing, any Custom Designed Products prior to shipment of such Products only if, together with its notice of cancellation, DISTRIBUTOR offers to pay SELLER all SELLER's incurred and non-cancelable costs for such Custom Designed Products. SELLER shall make best efforts to minimize cost of Custom Designed Products after receiving notice of cancellation.

    5.7 Price Adjustments: In the event SELLER reduces prices on any Products which DISTRIBUTOR has previously purchased and which remain in DISTR11WTOR's inventory, SELLER will provide DISTRIBUTOR with a credit of an amount equal to difference between the purchased price and the reduced price of the Products, the credit to beapplied to future orders, provided the Products were purchased by DISTRIBUTOR not more than 6 months prior to the reduction in price. DISTRIBUTOR will be asked to report inventory balances prior to the price adjustment. No price adjustment will be granted if DISTRIBUTOR has not reported inventory balances prior to the price adjustment or for the DISTRIBUTOR reported no inventory on hand for the Product having a price adjustment 15 days after the end of each fiscal quarter.

    5.8 Product Return. Within ten ('10) days of receipt of request for Product Return Authorization for repair or credit, SELLER will issue the Return Authorization or will provide DISTRIBUTOR with adequate reason for its refusal to issue the Authorization Returns authorized for credit shall bear restocking charges shown in Appendix C. Credit will be based at current pricing when returned Product is received, subject to Product being in like new condition. Credits will be issued as a credit memo to be used, to offset future purchases. DISTRIBUTOR shall insure and pay all return costs and duties if applicable.

6. Business Commitments--DISTRIBUTOR

    6.1 Products: DISTRIBUTOR will aggressively and with its best efforts, distribute and market SELLER's Products in (as listed in Appendix F) on an ongoing basis, including, without limitation, the inclusion of SELLER's Products in DISTRIBUTOR's catalogs or other promotional material. DISTRMUTOR agrees in all such efforts it will refer to SELLER by name anal SELLER's Products by SELLER's then current model names or numbers. All inclusion of SELLER's Products in DISTRIBUTOR's promotional material shall be subject to prior approval by SELLER, which shall not be unreasonably withheld nor delayed.

    6.2 Forecasts: DISTRIBUTOR shall furnish monthly to SELLER by Product a 12-month rolling, non-binding forecast by month of expected, orders for SELLER's Products.

    6.3 lnventory: DISTRIBUTOR agrees to inventory and supply to customers, as needed, and for prices and terms as it shall in its sole judgment determine, emergency spare parts for use in meeting critical customer needs for replacement equipment for SELLER's Products.

    6.4 Training: DISTRIBUTOR agrees, after the initial delivery of a system to a customer and the initial familiarization of the customer with SELLER's Products, to train any additional customer personnel as needed to assure continued usage of the system purchased and the purchase of additional of SELLER's Products.

    6.5 Compliance with Export Laws. DISTRIBUTOR will comply with all export laws, related trees, and regulations of the United States Department of Commerce and United States Governmental Agencies and authorities from !~,o9ntries listed in Appendix E, and not export, or allow the export, of any of SELLER's Products in violation of any such restrictions, laws or regulations.

    6.6 Reporting: DISTRIBUTOR will provide a quarterly report to SELLER including but not limited to 1.) Copies of all Proposals made to present and prospective customers, 2.) Copies of documents relating to shipments by DISTRIBUTOR, 3.) Reasons for all RMA returns.

    6.7 Demo/Field Trial Equipment: DISTRIBUTOR shall place a purchase order for a minimum two (2) systems (will not exceed $25,000) to be used. for demonstrations and/or field trials when requested by customer. The initial order shall be placed within 30 days of signing this agreement. The payment terms shall be formalized when end-customer finalizes its system configuration, but at least 15 days before shipping. SELLER reserves the right to revise payment terms as set forth in point 5.4 of this agreement, for dcmonslration and field trial systems.

SELLER shall provide sales, marketing and technical support to DISTRIBUTOR and DISTRIBUTOR's customers as needed.

DISTRIBUTOR can expand territorial exclusivity beyond the territories listed in Appendix F with confirmed field trial orders and subsequent equipment installation.

    6.8 Bid and performance Bonds: DISTRIBUTOR agrees to accept financial responsibility for the terms and conditions of bid and performance bonds set forth by the end user. Failure to meet these financial responsibilities could be deemed a brooch of this agreement, and SELLER could then, at its option, appoint replacement distributor(s).

    6.9 Technical Support. DISTRIBUTOR will provide all in-country technical support for all Products sold. Upon mutual agreement, technical support personnel will be sent to the SELLER facilities for technical training, or SELLER will provide training in-country. DISTRIBUTOR is responsible for all transportation and living expenses,

    6.10 Translations of Advertising and Promotional Material SELLER agrees to provide DISTRIBUTOR hard copies of advertising and promotional material in the English language. Any additional translations in other languages will be at DISTRIBUTOR's expense. SELLER maintains ownership of any translations if it decides to pay for the cost of the translations.

7 Business Commitments- SELLER

    7.1 Products: SELLER will make available Products identified in Appendix A of this Agreement for shipment to DISTRIBUTOR under the terms included in section. 5 of this Agreement

    7.2 Sales Sunport SELLER will provide, without charge to DISTRIBUTOR, detailed technical sales support to DISTRIBUTOR's customers on the technology, configuration, use, and deployment and economics of Products. SELLER will not provide routine sates support to DISTRIBUTOR'S customcrs on the basic features, Product structure, uses, competitors or prices of Products.

    7.3 Training: SELLER will provide initial and annual Product training on the general categories and patterns of use of Products, including competitors, basic features, Product structure, and prices for D61RIBUTOR's sales personnel at DISTRIBUTOR'S facilities or at SELLER'S facilities at no cost to DISTRIBUTOR. Additional training will be provided upon the release of a significantly new Product

    7.4 Advertising and From otional Material: SELLER will provide reasonable anvunts of its normally available Advertising and Promotional material for use by DISTRIBUTOR'S sales personnel at no cost to DISTRIBUTOR.

    7,5 Proposal Sun,p"ort: SELLER will provide technical support to assist DISTRIBUTOR in responding to major Requests For Quotation or Requests For Information (or similarly intended customer requests). Such. technical support shall include, but not be limited to detailed descriptions of the technology, configuration, use, and deployment and economics of Products.

    7.6 Technical SupRort for Customers: SELLER will provide to DISTRIBUTOR and customers of DISTRIBUTOR, at no charge, the following technical support services:

    (a) Initial System Support: SELLER will, upon the initial delivery only of a Product of SELLER to any of DISTRIBUTOR'S customers, without charge to customer or DISTRI13WOR, provide training to customer on the installation, maintenance, and use of the Product.

    (b) Hotline Consultation Support: SELLER will provide, without charge to DISTRIBUT'OR'S customers, a 24-hour per day, 7-day per week telephone line which customers may call to obtain technical assistance on the use and operation of SELLER's Products.

    (c) Field Engineer Support: SELLER will make available, at rates and terms then current, either at SELLER's facility or, if required, at customers' facility, field engineering personnel to analyze customer problems and repair faults.

8.0 Periodic Review: DISTRIBUTOR and SELLER shall meet quarterly to review their relationship, which shall include, but not be limited to, the following:

    (a) Coordination of joint sales and promotion efforts;

    (b) Status of customer standardization activities in DISTRIBUTOR's territory;

    (c) DISTRIBUTOR's sale of SELLER Products during the previous quarter and comparison to forecast

    (d) Open RFQs;

    (e) Unsuccessful responses to RFQs;

    (f) Identification of business opportunities in D15111BUTQR's territ6ry and review of business strategy.

    (g) Description of features and delivery of new SELLER Products, and,

    (h) Competitive and market developments.

9 - Warranties:

    9.1 Product Warranties: SELLER's normal Product warranties (as shown in Appendix D will apply to all Products purchased by DISTRIBUTOR. DIS1'R113UTOR's customers will return Products under warranty to DISTRIBUTOR, who shall return Products to SELLER. DISTRIBUTOR shall bear the costs of freight and insurance to SELLER's repair facility. SELLER shall bear costs of freight and insurance for return of Products to DISTRIBUTOR. If SELLER determines it is not practical to repair the returned Product, SELLER may, at its sole discretion, replace the returned Product with equivalent-Product. SELLER MAKES NO OTHER WARRANTIES THAN THOSE SHOWN IN APPENDIX D WITH RESPECT TO ANY PRODUCTS AND DISCLAIMS ANY OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. No warranty shall be applicable to any Product that is modified or altered without the permission of SELLER, is not maintained in accordance with SELLER's maintenance recommendations, has been operated in a manner other than specified by SELLER, or has been treated with abuse or negligence, DISTRIBUTOR is fully responsible for the satisfaction of its customers and will be responsible for any claims, damages, settlement expenses, or attorney's fees incurred above and beyond SELLER's stated warranty obligations to DXSTRrBUTOR and DISTRIBUTORS customers.

    9.2 No Trouble Found Returns: DISTRIBUTOR shall pay all charges for return of Product froze SELLER to DISTRIBUTOR for returns where no trouble is .found (to be referred to as "No Trouble Found"). This provision in .1 . In r Out of Warrant Re irs. After five returns where no trouble is found, DISTRIBUTOR will pay an additional charge of 15% of the purchase price for any subsequent "No Trouble Found" return.

    9.3 Out of Warranty Repairs: SELLER agrees to repair Products sold under this Agreement for a period of ten (10) years after date of sale at prices then current for repair services unless the Product has been modified or altered without the permission of SELLER, or has not been maintained in accordance with SELLER's maintenance recommendations, or has been operated in a manner other than specified by SELLER, or has been treated with abuse or negligence. If the Product is not repairable, SELLER shall return the Product to DISTRIBUTOR with a reason for the failure to repair. DISTRIBUTOR shall bear the costs of freight, duty and insurance for all Products returned to SELLER's repair facility for out-ofwarranty repair. DISTRIPiJTOR shall bear costs of freight, duty and insurance for return of Products to DISTRIBUTOR.

10 Limited Liability

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, SELLER WILL NOT BE LIABLE WITH RESPECT TO ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR

    (A) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF TIDE AMOUNTS PAID TO SELLER UNDER THE AGREEMENT IN THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, OR

    (B) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR

    (C) COSTS OF PROCUREMENT OF SU13STITUTE GOODS, TECHNOLOGIES, OR SERVICES.

11 Infringement:

    In the event DISTRIBUTOR receives a claim that the Product or any part thereof infringes upon the patent, copyright, or trademark rights of others, DISTRIBUTOR shall immediately notify SELLER in writing of all such claims. SELLER shall defend or settle such claims, procure for DISTRIBUTbR the right to use the Products or modify the Products to avoid infringement. DISTRIBUTOR agrees to provide reasonable assistance to SELLER in such defense and to give SELLER the opportunity to assume sole control over any defense or negotiations for settlement or compromise. In any event, SELLER will indemnify and hold DISTRIBUTOR harmless from any resulting costs or damages. However, SELLER shall have no liability for any claim based upon the combination, operation, or use of any Product applied with the equipment not supplied by SELLER or based upon alteration of the Product by someone other than SELLER.

12 Trademarks

    During the term of this Agreement, or any extension thereof, DISTRIBUTOR may use any of SELLER's trademarks, insignias, logos, or proprietary marks in connection with DISTRIBUTOR's sales, advertisements, and promotions of the Product. DISTRIBLTOR acknowledges that these trademarks and logos are valuable assets of SELLER and DfSTRIBUTOR's use of such proprietary marks shall be in accordance with SELLER's direction and policies. SELLER grants DISTRIBUTOR permission to reprint any of SELLER's literature at DISTRIBUTOR'S expense, in connection with DISTRIBUTOR's sales, advertisements, and promotions of the Product, consistent with the limitations contained in paragraph 6.1.

13 Termination of Agreement

    13.1. Termination For Cause

      Either party shall have the right to terminate this agreement immediately upon written notice on the occurrence of the following events:

    A. If the other party materially breaches any provision of this Agreement arid fails to cure such breach within 30 days of receiving written notice describing the breach; or

    B. If the other party ceases operations, becomes insolvent, seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, or comparable proceeding,; or

    C. Upon invalid assignment of the rights under this ,Agreement (Section 19).

In the event DISTRIBUTOR is terminated for breach (Section A above) or for an invalid assignment (Section C above), then DISTRIBUTOR waives any rights to return equipment to SELLER as granted in Section 5, Orders, and Lead Times.

    13.2 Termination for Convenience

       SELLER has the right to terftinate portions or all of this agreement at any time if DISTRIBUTER is riot meeting obligations as identified in Section 23
- Exclusivity, or Appendix G Territory Milestones. SELLER has the right to terminate agreement with thirty (30) day written notice if it determines it no longer desires to pursue business opportunities in territories identified in Appendix F.


Both parties agree to discuss and negotiate in good faith for territories where portions or all of the obligations are being met. If DISTRIBUTOR teminates this Agreement for convenience, it waives any rights to return equipment to Manufacturer as granted in Section 5, Orders, and Lead Times.

l4 Effect of Termination

    Upon termination, DISTRIBUTOR agrees to cease claiming to be an authorized exclusive distributor of SELLER and shall immediately upon termination remove all signs, names, insignias, logos, proprietary marks, and other promotional advertising, sales information, technical, and other materials which identifies or appears to identify it with SELLER, and return same to SELLER.

15 Relationship of Parties

    This Agreement does not in any way create the relationship of joint venture, partnership, or principal and agent between SELLER and DISTRIBUTOR, and neither shall have the power or ability to pledge the credit of the other, nor to bind the other, nor to contract in the name of or create a liability against the other in any way for any purpose. DISTRIBUTOR" an independent contractor and is solely responsible for actions of its employees.or agents. DISTRIBUTOR will indemnify SELLER for all claims arising out of tale actions of DISTRIBUTOR'S employees or agents in providing unauthorized representations or warranties or failing to disclose all warranties or representations of SELLER.

16 Survival of Obligations

    The termination of this Agreement shall not affect the obligations of either party to the other which arise under the terms and conditions of this Agreement, rights arising from this Agreement, or causes of action, which have accrued prior to the date of the termination.

17 Notices

    Except as otherwise provided herein, any notices or demands which are required by law or under the terms of this Agreement shall be triven or made by either party in writing, delivered by major commercial delivery service, or mailed by certified mail, return receipt requested, to the respective parties set forth below.

Notice to DISTRIBUTOR.

Distinctive Devices, Inc.
Qne Bridge Plaza, Suite 100,
Fort Lee, NT 07024
USA
Tel. 201-363-9922

Attention: SanjaY Mody, President

Noticv to SELLER.

RealTimc Access, Inc.
455 North Canyons Parkway Suite B
Livermore, CA. 94550
U. S. A.
Tel. (925) 377 -9000
Attention: Rafael J. Zamora, President & CEO

18 Governing Law

    This Agreement shall be construed in accordance with- the laws of the State of California, excluding the conflict of laws principles thereof. All disputes to be settled by the Process of Arbitration in California, U.S.A., or if unsuccessful in Arbitration, shall be adjudicated in the Court of Jurisdiction of Livermore, California, U.S.A.

19 Non-Assignability

    The rights and obligations created hereunder cannot be assigned lay either party either voluntarily or by operation of the law without the prior written consent of the other party. Any unauthorized transfer or attempt to transfer or assign shall automatically terminate this Agreement.

20 Force Majeure

    Neither party shall be responsible for delays or failure in performance resulting from acts of God, labor strikes, acts of war or civil disruption, government regulations imposed after the fact, public utility failures, or natural disasters.

21 Confidentiality

    DISTRIBUTOR and SELLER agree that during the term of this Agreement, each will disclose to the other proprietary information regarding matters dealing with actions necessary to carry out the intent and terms of this Agreement. The parties agree that each will keep the other's proprietary information and all related matters confidential and prevent disclosure of said information by its agents, employees, or representatives, including disclosure to any subsidiaries, affiliates, or associated companies.

22 Severability

    In the event that any prov1sion of this Agreement shall be unenforceable or illegal, such provision shall be severed and the entire Agreement shall not fail, but the balance of the Agreement shall continue in full force and effect.

23 Exclusivity

    Should DISTRIBUTOR, in each year of the Agreement fail to meet the following minimum volume of SELLER's Products ordered and delivered (all amounts in U.S. $) in ail territories, then SELLER shall have the right to appoint other distributor's in those territories listed in Appendix F.

Year 1;                $1,000,000 (for all territories covered by this
                        agreement)

All succeeding years;   To be reviewed three (3) months prior to start of
                        calendar year.

SELLER's assumption of the right to appoint other distributors in - atl territories listed in Appendix F does not relieve DISTRIBUTOR of the obligation to refrain from selling competing, Product lines. Exclusivity may be terminated in the event of a breach of the terms of this agreement, even if cured.

24 Headings:

    Headings and Captions are for convenience only, and shall not be used in any interpretation of this agreement.

25 Miscellaneous:

    25.1 Time. Time is of the essence of this Agreement.

    25.2 Corporate Authority. The persons executing this Agreement warrant that they have the right power, legal, capacity, anal appropriate authority to enter into this Agreement on behalf of the entity for whom they sign.

    25.3 Original Equipment Manufacturer. In the future, SELLER and DISTRIBUTOR may enter into discussions when DISTRIBIUTOR may desire to private label SELLER's Products under DISTRIBUTOR's nkime. Both parties agree to enternto such discussions as sales volumes increase following the execution of this agreement. Any such OEM agreement will be defined in a separate Agreement

                   APPENDIX A - PRODUCT LIST AND LIST PRICES
    CoBAnet International - Prices are denominated in US$ FOB Livermore, CA.

                                      CoBA
                            INTERNATIONAL PRICE LIST


TYPE       BASE     OPTIONS   DESCRIPTION                                           US
           MODEL                                                                    LIST PRICE
=====      =======  ========  ======================                                =========
RT         T1301    -         CoBAnet Remote Terminal 32 Lines                            -
Cabinets   -        00000     Base Configuration                                       $800
                    1xxxx     Outdoor Mount Enclosure                                  $375
                    4xxxx     Indoor Mount- Rack 19"                                      -
                    5xxxx     Indoor Mount - Rack 23"                                     -
                    7xxxx     Indoor Mount- Wall enclosure                                -
                    x1xxx     Local Power, -48 VDC                                        -
                    x6xxx     Local Power,100-240Vac,60/50Hz,w/batteries             $4,175
                    xx1xx     With VF Protection Krone Block- Solid State              $365
                    xx2xx     With VF Protection Krone Block- Gas                      $365
                    xx3xx     With VF Protection Block-5 Pin Tubes-Solid State         $275
                    xx4xx     With VF Protection Block-5 Pin Tubes-Gas                 $275
                    xxx1x     With VF Stub-50 Feet,24AWG(Gell filled)                  $275
                    xxx2x     With VF Stub-10 feet,24AWG(Air Core)                     $115
                    xxxx1     With xDSL Splitter Mounting Kit (2 Splitters)            $250
           T1302    -         CoBAnet Remote Terminal 10/16 Lines                         -
                    00000     Base Configuration                                       $625
                    1xxxx     Outdoor Mount Enclosure                                  $275
                    4xxxx     Indoor Mount-Rack 10"                                       -
                    5xxxx     Indoor Mount-Rack 23"                                       -
                    7xxxx     Indoor Mount-Wall Enclosure                                 -
                    x1xxx     Local Power,-48 VDC                                         -
                    x6xxx     Local Power,100-240 VAC,60/50 Hz,w/batteries           $2,075
                    xx1xx     With VF Protection Krone Block-Solid State               $365
                    xx2xx     With VF Protection Krone Block-Gas                       $365
                    xx3xx     With VF Protection-5 Pin Tubes-Solid State               $225
                    xx4xx     With VF Protection-5 Pin Tubes-Gas                       $225
                    xxx1x     With VF Stub-50feet,24 AWG (Gell filled)                 $275
                    xxx2x     With VF Stub-10feet,24 AWG (Air Core)                    $115
                    xxxx1     With xDSL Splitter Mounting Kit (2 Splitters)            $250
           T1303    -         CoBAnet Remote Terminal 64 Lines                            -
                    00000     Base Configuration                                     $1,600
                    1xxxx     Outdoor Mount Enclosure                                  $750
                    4xxxx     Indoor Mount-Rack 19"                                       -
                    5xxxx     Indoor Mount-Rack 23"                                       -
                    7xxxx     Indoor Mount-Wall Enclosure                                 -
                    x1xxx     Local Power,-48 VDC                                         -
                    x6xxx     Local Power,100-240 VAC,60/50Hz w/batteries            $4,775
                    xx1xx     With VF Protection Krone Block-Solid State               $730
                    xx2xx     With VF Protection Krone Block-Gas                       $730
                    xx3xx     With VF Protection-5 Pin Tubes-Solid State               $550
                    xx4xx     With VF Protection-5 Pin Tubes-Gas                       $550
                    xxx1x     With VF Stub-50feet, 24 AWG (Gell Filled)                $550
                    xxx2x     With VF Stub-10feet, 24 AWG (Air Core)                   $230
                    xxxx1     With xDSL Splitter Mounting Kit(4 Splitters)             $500
RT Shelf
And Mech.  M1911    -         RT Shelf                                                    -
                    1xxxx     Full Size (24&32 Line)                                   $150
                    2xxxx     Small Size (12&16 Line)                                  $125
           M1912    -         RT Backplane Assemblies                                     -
                    1xxxx     Full Size(24&32 Line)-Release 1                          $750
                    2xxxx     Small Size(12&16 Line)-Release 1                         $600
                    3xxxx     Full Size (24&32 Line)- Release 2                        $750
                    4xxxx     Small Size (12&16 Line)-Release 2                        $600
           M1913    -         RT Outdoor Enclosures                                       -
                    1xxxx     Full Size (24&32 Line)                                   $375
                    2xxxx     Small Size (12&16 Line)                                  $275
RT shelf
And Mech.  M1921    -         RT Mounting Hardware-Full RT                                -
                    1xxxx     Pole Mount Basket                                         $75
                    2xxxx     Wall                                                      $75
                    3xxxx     Rack Mounting Kit                                         $95
                    x1xxx     19" Bays                                                  N/C
                    x2xxx     23" Bays                                                  N/C
           M1922    -         RT  Mounting Hardware-Small RT                              -
                    1xxxx     Pole Mount Bracket                                        $75
                    2xxxx     Wall                                                      $75
                    3xxxx     Rack Mounting Kit                                         $95
                    x1xxx     19" Bays                                                  N/C
                    x2xxx     23" Bays                                                  N/C
RT         P1960    -         RT,Local Power Kit                                          -
AC/power            1xxxx     Local Power,100-240VAC,60/50Hz,w/batteries,32L         $4,175
Ringing             2xxxx     Local Power,100-240VAC,60/50Hz,w/batteries,64L         $4,775
Generator           3xxxx     -48 VDC                                                     -
           P4510    -         Remote Terminal Power Supply Charger                        -
                    1xxxx     Lorain Power Supply,32L RT                             $2,550
                    2xxxx     Lorain Power Supply,64L RT                             $3,275
           P4530    xxxxx     Lorrain Power Supply Modules                             $725
           M6000    xxxxx     Power Sonic batteries,4pack                              $400
RTCables   C1910    -         RT Cables                                                   -
And Misc.           1xxxx     VF Stub                                                     -
Access.             x1xxx     50 Pairs,0.5mm/24AWG                                        -
                    xx1xx     17 Meters/50Feet                                         $275
                    xx2xx     3Meters/10 Feet                                          $115
           K1910    -         RT Spares Kits                                              -
                    1xxxx     Generic Kit                                                 -
                    2xxxx     Surge Protectors-Primary Protection                         -
                    x1xxx     Krone Block                                              $275
                    x2xxx     Krone module of 10-solid state                           $150
                    x3xxx     Krone module of 10-Gas                                   $150
                    x4xxx     5 Pin Mounting Block                                     $200
                    x5xxx     5 Pin Tubes-Solid State(kit qty 10)                      $150
                    x6xxx     5 Pin Tubes-Gas (kit qty 10)                             $150
                    6xxxx     Versutile Krone Tool                                      $92
                    9xxxx     Rt Cable Port Kits                                          -
                    x1xxx     1"Port-shrink wrap                                       $100
                    x2xxx     1"Closed Port(To close the 2nd hole small RT)             $75
           M5000    1xxxx     xDSL RT splitter Mounting Kit(2 splitters)               $250
COT's      T1400    -         CoBAnet Central Office Terminal                             -
                    xxxxx     Release1-Base Configuration                              $800
                    x1xxx     Release1-Front configuration                           $1,000
                    1xxxx    Release2-Base Configuration                               $800
                    11xxx    Release2-Front Configuration                            $1,000
COT Shelf  M1410    -        COT Shelf-CoBAnet                                            -
And Mech.           00000    Release1-Base Configuration                               $300
                    x1xxx    Release1-Front Configuration                              $525
                    1xxxx    Release2-Base Configuration                               $300
                    11xxx    Release2-Front Configuration                              $525
           M1710    -        COT Backplane Assembly                                       -
                    2xxxx    CoBAnet Central Office Terminal-Release 1                 $600
                    3xxxx    CoBAnet Central Office Terminal-Release 2                 $600
           M1720    -        COT Shelf-Upgrade to front Connectorization                  -
                    2xxxx    CoBAnet  Central Office terminal                             -
           M1730    -        COT Mounting Hardware                                        -
                    2xxxx    CoBAnet Central Office Terminal                              -
                    x1xxx   Mounting ears                                               $46
                    xx1xx   19" Bays                                                    N/C
                    xx2xx   23" Bays                                                    N/C
COT Pwr    P1710    -       COT Power Supply Unit                                         -
                    1xxxx   COT Power Supply Unit                                      $300
                    2xxxx   COT Power Supply Unit with Loadsharing                     $400
COT        C1710    -       COT Cables                                                    -
Cables              1xxxx   VF Harness/Pig tail-1 Meter/3feet                           $90
And Misc.           2xxxx   VF Harness/Pig tail-1 Meter/3feet,front access             $125
Access.    K1710    -       COT Spares Kits                                               -
                    1xxxx   Generic Kit-CoBA                                              -
                    2xxxx   Generic Kit-CoBAnet,Rel.2                                     -
           B1710    -       COT EF&I Items                                                -
                    1xxxx   Bolted Aluminum Bay                                        $325
                    2xxxx   Fusc&Alarm panel                                           $490
                    x1xxx   19" Bay                                                     N/C
                    x2xxx   23" Bay                                                     N/C
Transport  R1110    -       COT Transport Card-ETSI HDSL-Conexant                         -
Modules             1xxxx   2 Pairs                                                    $850
                    2xxxx   3 Pairs                                                  $1,050
                    x1xxx   Point-to-point 32 lines                                     N/C
                    x2xxx   Point-to-Multipoint 16 Lines (per pair)                    $100
                    x3xxx   Point-to-Multipoint 10 Lines (per pair)                    $200
           R1460    -       COT Transport Adaptor Card-ETSI HDSL-Conexant              $275
           R1310    -       RT Transport Card-ETSI HDSL-Conexant                          -
                    1xxxx   1 Pair                                                     $775
                    2xxxx   2 Pairs                                                    $975
                    3xxxx   3 Pairs                                                  $1,175
           R1710    -       RT Transport Adaptor Card-ETSI HDSL-Conexant               $275
Loop       R1210    -       Transport Loop Extender-ETSI HDSL-Conexant                    -
Extenders           1xxxx   1 Pair,10 Lines-Conexant Rel.1                                -
                    2xxxx   1 Pair,16 Lines-Conexant,Rel.1                                -
                    3xxxx   2 Pairs,32 Lines-Conexant,Rel.1                          $2,750
                    4xxxx   3 Pairs,32 Lines-Conexant,Rel.1                               -
           M2510    -       Transport Loop Extender Housing                               -
                    1xxxx    820 Type Universal Housing,Protected,Filled,2 Slot      $2,750
           M2511    -        Transport Loop Extender Housing                              -
                    1xxxx    QuickPro Universal Housing,Protected,Filled,2 slot        $950
Line       L1110    -        COT POTS Line Card-LS/Payphone-ETSI                          -
Cards               2xxxx    8 Lines                                                   $550
                    X1xxx    600 Ohm Impedance                                            -
                    X2xxx    900 Ohm Impedance                                            -
                    X3xxx    Complex Impedance                                            -
                    Xx1xx    16 KHz Pulse Metering                                        -
                    Xx2xx    12 KHz Pulse Metering                                        -
           L1310    -        RT POTS Line Card-LS/Payphone-ETSI                           -
                    1xxxx    2 Lines                                                   $280
                    2xxxx    8 lines                                                   $680
                    x1xxx    600 Ohm Impedance                                            -
                    x2xxx    900 Ohm Impedance                                            -
                    x3xxx    Complex Impedance                                            -
                    xx1xx    16 KHz Pulse Metering                                        -
                    xx2xx    12 KHz Pulse Metering                                        -
                    xxx1x    20 Hz Ringing                                                -
                    xxx2x    25 Hz Ringing                                                -
SPECIAL    L1452    xxxxx    COT ISDN-BRI-ETSI(2Lines)                                 $500
Services   L1652    xxxxx    RT ISDN-BRI-ETSI (2Lines)                                 $500
LineCards  L1470    -        COT ISP Interface                                            -
                    20000    COT ISP Interface-E1(ATM)/Ethernet(IP)                  $1,150
           L1971    xxxxx    RT xDSL-Variable rate (2Lines)                          $1,500
XDSL       Q1000    -        xDSL CPE,ATM-based                                           -
Accessories         xxxxx    xDSL,Extreme 100B,Full-rate,1E-Port,bridge                $550
                    1xxxx    xDSL,Extreme1000,Full-rate,4E-Port,bridge/router          $700
                    2xxxx    xDSL,Extreme200,Full-rate,1 USB/1 Ethernet                $650
           M4000    -        xDSL assemblies                                              -
                    1xxxx    RTxDSL Splitter                                            $90
                    2xxxx    CPE,Voice Passive Filter                                   $16
OAM&P      I1960    -        RT Subscriber Loop Test Unit Card                            -
                    Xxxxx    RT Subscriber Loop Test Unit Card,Rel.1                   $450
                    1xxxx    RT Subscriber Loop Test Unit Card,Rel.2                   $450
           I1710    -        COT System Management Card                                   -
                    1xxxx    Alarm History, Subscriber Testing, Remote Access          $300
                    2xxxx    Alarm History,Subscriber Testing,Remote Access,MLT        $350
                    3xxxx    Alarm History,Subscriber Testing,Remote Access,4TEL       $350
           F1750    -        COT System Management Firmware                            $125
EMS        T1450    -        CoBAnet Element Management System                            -
                    1xxxx    Turn-key System                                        $15,000
                    2xxxx    Applications Software Only                             $11,500
           S1450    -        EMS Applications Software                              $11,500
           K1720    -        EMS Spares Kits                                              -
                    1xxxx    EMS Accessories Kit                                          -

                              MiniCoBA PRICE LIST
                              ===================

RT         T4712    -        MiniCoBA Remote Terminal Unit 2 Lines
Unit                00000    Base Configuration                                           -
                    1xxxx    Outdoor Mount Enclosure-Plastic                           $475
                    2xxxx    Outdoor Mount Enclosure-Aluminum                          $325
                    x1xxx    600 Ohm Impedance                                            -
                    x3xxx    Complex Impedance                                            -
                    xx1xx    25Hz Ringing                                                 -
                    xx2xx    20Hz Ringing                                                 -
                    xxx2x    12 KHz Pulse Meeting                                         -
                    xxxx0    MDF Subscriber Terminals                                     -
                    xxxx1    Pouyet Subscriber Terminals w/gas tubes                      -
           T4812    -        MiniCoBA Remote Terminal Unit 4 Lines                        -
                    00000    Base Configuration                                           -
                    1xxxx    Outdoor Mount Enclosure-Plastic                           $550
                    2xxxx    Outdoor Mount Enclosure-Aluminum                          $450
                    x1xxx    600 Ohm Impedance                                            -
                    x2xxx    900 Ohm Impedance                                            -
                    x3xxx    Complex Impedance                                            -
                    xx1xx    25 Hz Ringing                                                -
                    xx2xx    20 Hz Ringing                                                -
                    xxx1x    16KHz Pulse Metering                                         -
                    xxx2x    12 KHz Pulse Metering                                        -
                    xxxx0    MDF Subscriber Terminals                                     -
                    xxxx1    Pouyet Subscriber Terminals w/gas tubes                      -
           T4912    -        MiniCoBA Remote Terminal Unit 8 Lines                        -
                    00000    Base Configuration                                           -
                    1xxxx    Outdoor Mount Enclosure-Plastic                         $1,100
                    2xxxx    Outdoor Mount Enclosure-Aluminum                          $900
                    x1xxx    600 Ohm Impedance                                            -
                    x2xxx    900 Ohm Impedance                                            -
                    x3xxx    Complex Impedance                                            -
                    xx1xx    25Hz Ringing                                                 -
                    xx2xx    20Hz Ringing                                                 -
                    xxx1x    16KHz Pulse Metering                                         -
                    xxx2x    12KHz Pulse Metering                                         -
                    xxxx0    MDF Subscriber Terminals                                     -
                    xxxx1    Pouyet Subscriber Terminals w/gas tubes                      -
           T4711    -        MiniCoBA COT Line Unit 2 Lines                               -
                    00000    Base Configuration                                           -
                    1xxxx    COT Line Unit,2 Lines, 64Kbps                             $375
                    1xxx     600 Ohm Impedance                                            -
                    X2xxx    900 Ohm Impedance                                            -
                    X3xxx    Complex Impedance                                            -
                    Xx1xx    25 Hz Ringing                                                -
                    Xx2xx    20 Hz Ringing                                                -
                    Xxx1x    16KHz Pulse Metering                                         -
                    Xxx2x    12 KHz Pulse Metering                                        -
COT        T4811    -        MiniCoBA COT Line Unit 4 Lines                               -
Line Unit           00000    Base configuration                                           -
                    1xxxx    COT Line Unit, 4 Lines, 64Kbps                            $425
                    x1xxx    600 Ohm Impedance                                            -
                    x2xxx    900 Ohm Impedance                                            -
                    x3xxx    Complex Impedance                                            -
                    xx1xx    25 Hz Ringing                                                -
                    xx2xx    20 Hz Ringing                                                -
                    xxx1x    16kHz Pulse Metering                                         -
                    xxx2x    12kHz Pulse Metering                                         -
           T4911    -        MiniCoBA COT Line Unit 8 Lines                               -
                    00000    Base Configuration                                           -
                    1xxxx    COT Line Unit, 8 Lines,64Kbps                             $850
                    x1xxx    600 Ohm Impedance                                            -
                    x2xxx    900 Ohm Impedance                                            -
                    x3xxx    Complex Impedance                                            -
                    xx1xx    25 Hz Ringing                                                -
                    xx2xx    20 Hz Ringing                                                -
                    xxx1x    16kHz Pulse Metering                                         -
                    xxx2x    12kHz Pulse Metering                                         -
COT's      T4800    -        CoBAnet Central Office Terminal                              -
                    00000    Base Configuration                                        $800
                    x1xxx    Front Connectorization                                    $100
OAM&P      T1410    -        miniCoBA Element Management System                     $11,500
           I1710    -        COT System Management Card                                $375
           F1750    -        COT System Management Firmware                             $75


                             APPENDIX B - DISCOUNTS

                             DISTRIBUTOR DISCOUNT:

The typical discount. for COBA and u>iniCoBA will result iii 5175 and $140 per POTS line pricing rcspcctivcly.

Discount will depend on Product requirements. DISTRIBUTOR will previdc in-country customer pricing including any and all markups required to socure business. In the event that customer requires direct contract negotiations with RealTime Access Inc, (SELLER), the DISTRIBUTOR and SELLER will negotiate an appropriate commission stricture including amount of commission and paymortts schedule.

                APPENDIX C - CANCELLATION AND RESTOCKING POLICY

A 20% charge will be applied on every single cancellation or restocking request from the DISTRIBUTOR.

                         APPENDIX D - PRODUCT WARRANTY

                  PRODUCT WARRANTY: 3 YEARS from shipment date

                     APPENDIX E - RETURN AND REPAIR POLICY

                                PRODUCT WARRANTY

RealTime Access, Inc. that all products furnished hereunder shall be free form defects in material and workmanship and shall conform to the specifications current at time of shipment for a period of thirty-six (36) months form date of shipment to PURCHASER, The warranty shall survive inspection and payment, provided that PURCHASER promptly notifies RealTime Access, Inc. of any defect covered by warranty.

RealTime Access, Inc, warrants that all Products ordered hereunder shall be new and tree and clear of liens and encumbrances.

Defective Products shall be returned to RealTime Access, Inc., postage prepaid, and shall be repaired or replaces with new or functionally equivalent Product at RealTime Access, Inc.'s option, and returned to PRUCHASER, postage prepaid. Unless otherwise agreed, RealTime Access, Inc. shall ship repaired or replacement Products within thirty (30) days of receipt.

Repaired or replaced Products shall be warranted for the remainder of the original warranty period or for six (6j months form the date of shipment of the repaired or replaced Products to PURCHASER, whichever is longer.

No warranty shall be applicable to any Product that is modified or altered without the permission of RealTime Access, Inc., is not maintained in accordance with RealTimc Access, Ina's admittance recommendations, has been operated in a manner other than specified by RealTime Access, Inc., or has been treated with abuse or negligence.

REPAIRS NOT COVERED UNDER WARRANTY

RealTime Access, Inc shall provide service on all Products ordered under this Agreement for a period of ten (10) years after the expiration of this Agreement.

Products to be repaired shall be returned to the RealTime Access, Inc., postage prepaid and repaired or replaced with a new or functionally equivalent Product at RealTime Access, Inc,'s option, and returned to PURCHASER postage prepaid, Unless otherwise agreed, RcalTime Access, Inc, shall ship repaired or replacement Products within thirty (34) days of receipt,

RealTime Access, Inc.'s charges for repair are at 25% of list price regardless of defect if any, and are exclusive of any applicable excise or sales taxes, shipping, duties, or insurance. RealTime Access, Inc. will not invoice PURCHASER for any applicable excise or sales taxes where PURCHASER furnishes RealTime Access, Inc, a tax cxcmption certificate, a certificate of authority, a direct pay permit or any document granting exception to sales or excise tax acceptable to the applicable taxing authority.

RealTime Access, Inc, shall have the right, in its sole discretion, to the change the repair charges. Changes in these charges shall be effective 90 days written notification to PURCHASER.

EMERGENCY REPLACEMENT

In the case where a customer requires an emergency replacement of a RealTime Access, Ire. product, the customer must call the RcalTime Access, Inc, Account Manger to obtain a Replacement Authorization. After notifying the customer that an emergency replacement is possible and providing a Replacement Authorization Number, RealTimc Access, Inc, will ship the replacement unit within 24 hours, via air or other mcans that the customer may direct. The customer will be invoiced for the replacement unit at full list prig, plus a $75 emergency handling charge per assembly and shipping,

The customer must return the failed assembly to RealTime Access, Inc. within 30 days, identifying it with the Replacement Authorization number, If returned assembly is in warranty, the customer's account will be credited for the full list price of the assembly. if the returned assembly is out of warranty, but us repairable, the customer's account will be credited with an amount equal to 60% of the list price of the assembly, No credit will be given if the customer fails to return the failed assembly within 30 days or if the failed unit proves unrepairable, Assemblies suAied via emergency replacement are warranted for two years form date of shipment. The emergency handling charge is waived in the case if assemblies, which fail upon, first use, "out-or=box' failures. If an emergency Replacement does fail on first use, then RealTime Access, Inc. will need the order number under which the original equipment was shipped.

FIELD SERVICE AND TECHNICAL SUPPORT

Technical support to RcalTimc Access, lnc, customers is provided free of charge via telephone from RealTirne Access. Inc, Customer Technical Assistance Center
(CTAC), in Livermore CA.

Technical Support: 1-877-370-0111

Main Telephone:      925-371-9000

If personnel on duty in the CTAC cannot solve a problem over the telephone, an escalation procedure is initiated resulting in highly trained engineering specialists or development engineers becoming involved in the attempt to diagnose the problem.

The CTAC does not answer questions (or will charge for the answer to questions) involving proper configurations of equipment, applications engineering or new orders. Consult Product Marketing for the answers to such questions.

On site technical support generally requires a purchase order number except when covered by a specific support contract. Contract service rates are generally negotiated.

                               REPAIR PROCEDURES

In order to return Products to Rea3Time Access, Inc., PURCHASER shall contact RealTime Access, Inc, and obtain an RMA (Return Material Authorization) and associated MIA Number, which shall be displayed on any shipping containers used to return Products to RealTime Access, Inc, Products shall additionally be identified as follows:

     (a) Name and address of`PURCHASER location form which shipment of Products for repair was made;

     (b) Quantities and model numbers of Products being dclivercd for repair, the nature of the defect or failures, and purchase order number under which repairs are to be made;

     (c) Name and telephone number of PUCHASER employee to be contracted concerning proposed repairs or replacement;

     (d) PURCHASEk location to which repaired or replacement Products should be shipped,

Invoices from RealTime Access, Inc. for repaired or replacement Products shall set forth as a minimum:

     (a) PURCHASER purchases order number which Products were repaired;

     (b) Quantities and model number of Products repaired and associated repair charges;

     (c) Applicable: sales or excise taxes;

     (d) Total amount payable;

     (e) Address to which payment should be made.

Payment with respect to invoices for repair or replacement shad be due from PURCHASER thirty (30) days after receipt of invoice from RealTime Access, Inc.

                               ORDER CANCELLATION

Orders canceled before the agreed upon delivery will be charged a cancellation fee as shown, unless specific contractual agreement specifying other charges is in existence;

When order is canceled:
              Cancellation fee (% of purchase order price)

90+ days                  20%

45 to 60 days             35%

30 to 45 days             45%

15 to 30 days             60%

Under 15 days             75%

                            APPENDIX F-TERRITORIES

Russia

Ukraine

Bulgaria

Turkey

                       APPENDIX G - TERRITORY MILESTONES

DISTRIBUTOR must insure that SELLER's Products are homologated/typeapproved with the territories. In addition, field trials of the equipment must be deployed.

26 Entire Agreement:

     This Agreement supersedes all prior proposals, oral or wAlbon, and all previous negotiations, communications or discussions between the two parties relating to the subject matter of this Agreement.

27 Waiver
     Failure of either DISTRIBUTOR or SELLER to enforce any Clause in this Agreement does not constitute a waiver of the clause.

The follawieg is a list of Appendices, which are attached hereto and incorpated by reference.

             Appendix A Product List and List Prices

             Appendix B Discounts

             Appendlx C Canceellation and Restoring Policy

             Appendix D Warranty

             Appendix E Return and Repair Policy

             Appendix F Territories

             Appendix G Territory Milastones

DISTRIBUTOR                       SELLER - RealTime Access, Inc.

/s/Sanjay Mody                    /s/Rafael I. Zamora
President                         President & CEO
09/01/2001                        09/01/2001

Distinctive Devices, Inc.         RealTime Access, Inc.